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EXHIBIT 21.    SUBSIDIARIES OF THE REGISTRANT

The Corporation or one of its wholly-owned subsidiaries beneficially owns 100% of the outstanding capital stock and voting securities of each of the following corporations. The Corporation is indirectly the sole general partner of First Hawaiian Center Limited Partnership.



                                                               STATE OR OTHER
                                                              JURISDICTION OF
                       NAME                                    INCORPORATION
                       ----                                    -------------
First Hawaiian Bank                                               Hawaii
    First Hawaiian Overseas Corporation                           Hawaii
    FIH International, Inc.                                       Hawaii
    American Security Properties, Inc.                            Hawaii
    Real Estate Delivery, Inc.                                    Hawaii
    FH Center, Inc.                                               Hawaii
    FHB Mortgage Company, Inc.                                    Hawaii
    FHB Properties, Inc.                                          Hawaii
         First Hawaiian Center, L.P.                              Hawaii
    Pacific One Dealer Center, Inc.                               Hawaii
    OMP, Inc.                                                     Hawaii
    2200 Main, Inc.                                               Hawaii
    The Bankers Club, Inc.                                        Hawaii
    Center Club, Inc.                                             Hawaii
    First Hawaiian Leasing, Inc.                                  Hawaii

First Hawaiian Creditcorp, Inc.                                   Hawaii

FHL Lease Holding Company, Inc.                                   Hawaii
    FHL SPC One, Inc.                                             Hawaii

FHI International, Inc.                                           Hawaii

Pioneer Federal Savings Bank                                      Federal

Pacific One Bank                                                  Oregon

ANB Financial Corporation                                         Washington
    Pacific One Bank, National Association                        Federal


All subsidiaries were included in the consolidated financial statements of the Corporation.





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